Exhibit 10.143

EXPRESS REFERRALS AMENDMENT
TO THE PACIFICARE OF CALIFORNIA
MEDICAL GROUP/IPA SERVICE AGREEMENT
(PROFESSIONAL CAPITATION)

This Express Referrals Amendment to the Professional Capitation Medical Group/IPA Services Agreement (the “Amendment”) is entered into effective as of October 1, 2002 by and between PACIFICARE OF CALIFORNIA, a California corporation (“PacifiCare”), and Sierra Medical Group (“Medical Group”), with respect to the following facts:

RECITALS

A.     The parties have previously entered into that certain Professional Capitation Medical Group/IPA Services Agreement dated July 1, 1999 (the “Agreement”).

B.       The purpose of this Amendment is to add Express Referrals to the Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Agreement is hereby modified as specified below:

1.               ARTICLE 9, EXPRESS REFERRALS, shall be added as follows to the Agreement.

ARTICLE 9
EXPRESS REFERRALS

9.1           Additional Defined Terms.  The capitalized terms used in this Article 9, which are not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

9.1.1        Express Referrals is the name of the program established by PacifiCare for streamlined referrals of Medical Group Members from Primary Care Physicians to specialists in Express Referrals Specialties.

9.1.2        Express Referrals Provider is any PacifiCare Participating Provider that offers Express Referrals.

9.1.3        Express Referrals Specialties include, but are not limited to, the following specialties: Cardiology, Dermatology, Endocrinology, Ear, Nose and Throat, Gastroenterology, General Surgery, Hematology, Neurology, Obstetrics/Gynecology, Oncology, Ophthalmology, Orthopedic Surgery, Podiatry, Routine Lab, Routine X-Ray, and Urology.  PacifiCare may modify the list of Express Referrals Specialties at any time upon at least ninety (90) days’ prior written notice to Medical Group.

9.2           Duties of Medical Group

9.2.1        Establish Streamlined Referral Process.  Medical Group shall establish a streamlined referral process, through which any Primary Care Physician who deems that a referral to a specialist in any Express Referrals Specialty for any Member is necessary, may refer the Member to Medical Group’s Participating Providers specializing in such Express Referrals Specialty without the prior authorization of the Medical Group or the Medical Group’s utilization review committee.  The Medical Group must, however, continue to track all referrals.  If, for any reason, Medical Group fails to maintain a streamlined referral process which meets all of the requirements of Express Referrals, Medical Group shall provide immediate written notice thereof to PacifiCare.  Medical Group’s failure to so notify PacifiCare that it is no longer maintaining standards in compliance with Express Referrals shall be a material breach of the Agreement, subjecting Medical Group to all of the remedies contemplated thereby.

9.2.2        Access to Records.  Medical Group will provide PacifiCare with any and all necessary information including medical records, policies and procedures, utilization review procedures and reports and other related information necessary, in order for PacifiCare to verify that Medical Group has a streamlined referral process which meets the requirements of Express Referrals in a manner acceptable to PacifiCare.

9.2.3        Marketing Activities.  Medical Group agrees to participate in PacifiCare’s marketing activities to promote Express Referrals and to promote the Medical Group as an Express Referrals Provider.

9.3           Duties of PacifiCare

9.3.1        Marketing Activities.  PacifiCare shall engage in marketing activities to promote Express Referrals, including identifying Medical Group as an Express Referrals Provider in PacifiCare’s Provider Directory.

9.3.2        Determination of Compliance by Medical Group.  PacifiCare reserves the right to determine whether Medical Group is in compliance with the terms of this Article 9 and the requirements of Express Referrals.  If PacifiCare determines that Medical Group is not properly maintaining a streamlined referral process in compliance with the requirements of Express Referrals, PacifiCare shall cease marketing Medical Group as an Express Referrals Provider, and any future marketing of Medical Group as an Express Referrals Provider will be at the sole discretion of PacifiCare.

9.4           Termination.  The provisions of this Article 9 may be terminated by PacifiCare at any time upon ninety (90) days’ prior written notice to Medical Group.

2.               AGREEMENT REMAINS IN FULL FORCE AND EFFECT.  Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Cypress, California.

PACIFICARE OF CALIFORNIA

By:

Name: Brian Jeffrey

Title: Vice President, Network Management

Date:

MEDICAL GROUP
SIERRA MEDICAL GROUP

By:	/s/ Peter G. Goll

Name:	Peter G. Goll

Title:	Senior Vice President

Date:	9-18-02